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Exhibit 10.18

PLEDGE, ASSIGNMENT AND COLLATERAL AGENCY AGREEMENT

        PLEDGE, ASSIGNMENT AND COLLATERAL AGENCY AGREEMENT, dated as of                        , 2005 (this "Agreement"), by and between HUNTSMAN CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Pledgor"), and CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, acting in its capacity (i) as collateral agent hereunder (including any successor thereto, the "Collateral Agent") for the benefit of the holders from time to time of the Pledgor's         % Mandatory Convertible Preferred Stock (the "Mandatory Convertible Preferred Stock"), and (ii) as securities intermediary (including any successor thereto, the "Securities Intermediary").

W I T N E S S E T H    T H A T:

        WHEREAS, in connection with the issuance of the Mandatory Convertible Preferred Stock, the Pledgor is required to and will deliver or cause to be delivered to the Collateral Agent at its office located at [388 Greenwich Street, 14th Floor, New York, New York 10013], the Collateral (as defined below) for the sole benefit of the Collateral Agent (acting for the benefit of the holders from time to time of the Mandatory Convertible Preferred Stock) and maintained by the Securities Intermediary, in each case in accordance with and subject to the terms of this Agreement; and

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby irrevocably acknowledged, the Pledgor and the Collateral Agent and the Securities Intermediary hereby agree as follows:

        SECTION 1.    Definitions.    As used in this Agreement, the following initially capitalized terms have the following meanings:

          "Agreement" is defined in the preamble to this Agreement.

          "Authorized Person of the Pledgor" is defined in Section 4 hereof.

          "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

          "Certificate of Designations" means the Certificate of Designations, Preferences and Rights of    % Mandatory Convertible Preferred Stock filed by the Huntsman Corporation with the Secretary of State of Delaware on February    , 2005.

          "Collateral" is defined in Section 2 hereof.

          "Collateral Accounts" is defined in Section 2(m) hereof.

          "Collateral Agent" is defined in the preamble to this Agreement.

          "Collateral Release Request" means a collateral release request in the form of Exhibit C hereto (i) executed by the Pledgor and containing a certification by the Pledgor that the Pledgor has transferred an amount in cash to the Paying Agent equal to the aggregate amount of dividends payable on the Mandatory Convertible Preferred Stock on the Dividend Payment Date immediately following the date of such Collateral Release Request and (ii) countersigned by the Paying Agent to confirm to the Collateral Agent that the Paying Agent has received such cash payment from the Pledgor.

          "Dividend Collateral Accounts" is defined in Section 2(l) hereof.

          "Dividend Collateral Account No. 1" is defined in Section 2(a) hereof.

          "Dividend Collateral Account No. 2" is defined in Section 2(b) hereof.

          "Dividend Collateral Account No. 3" is defined in Section 2(c) hereof.

          "Dividend Collateral Account No. 4" is defined in Section 2(d) hereof.

          "Dividend Collateral Account No. 5" is defined in Section 2(e) hereof.

          "Dividend Collateral Account No. 6" is defined in Section 2(f) hereof.

          "Dividend Collateral Account No. 7" is defined in Section 2(g) hereof.

          "Dividend Collateral Account No. 8" is defined in Section 2(h) hereof.

          "Dividend Collateral Account No. 9" is defined in Section 2(i) hereof.

          "Dividend Collateral Account No. 10" is defined in Section 2(j) hereof.

          "Dividend Collateral Account No. 11" is defined in Section 2(k) hereof.

          "Dividend Collateral Account No. 12" is defined in Section 2(l) hereof.

          "Dividend Obligations" means, with respect to any Dividend Payment Date, all obligations of the Pledgor under the Certificate of Designations to pay any dividend declared to be due and payable on such Dividend Payment Date, whether or not such amounts are actually paid on such date, and shall, in any event, include any such Obligations that are not lawfully payable on such Dividend Payment Date for any reason (including, but not limited to, the Pledgor having insufficient Surplus to pay the Surplus Shortfall Amount) but become lawfully payable at a later date.

          "Dividend Payment Date" means (i) the 16th calendar day of                        ,                         ,                         , and                         of each year, beginning                        , 2005, or the following Business Day if such day is not a Business Day, prior to the Mandatory Conversion Date and (ii) the Mandatory Conversion Date.

          "Dividend Satisfaction Amout" is defined in Section 6(g) hereof.

          "Eighth Dividend Payment Date" means                         16, 200  , or the following Business Day if such day is not a Business Day.

          "Eleventh Dividend Payment Date" means                         16, 200  , or the following Business Day if such day is not a Business Day.

          "Event of Default" means the occurrence of any one of the following:

              (i)  the Pledgor, pursuant to or under or within the meaning of any Bankruptcy Law:

      (1)
      commences a voluntary case or proceeding;

      (2)
      consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

      (3)
      consents to the appointment of a Custodian of it or for any substantial part of its property;

      (4)
      files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

      (5)
      consents to the filing of such petition or the appointment of or taking possession by Custodian; or

             (ii)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

      (1)
      is for relief against the Pledgor in an involuntary case or proceeding, or adjudicates the Pledgor insolvent or bankrupt;

      (2)
      appoints a Custodian of the Pledgor or for any substantial part of its property; or

      (3)
      orders the winding up or liquidation of the Pledgor and the order or decree remains unstayed and in effect for 60 days.

          "Fifth Dividend Payment Date" means                         16, 200  , or the following Business Day if such day is not a Business Day.

          "First Dividend Payment Date" means                         16, 2005, or the following Business Day if such day is not a Business Day.

          "Fourth Dividend Payment Date" means                         16, 200  , or the following Business Day if such day is not a Business Day.

          "Holders" or "holders" shall mean the holders of record, from time to time, of the Mandatory Convertible Preferred Stock.

          "Mandatory Conversion Date" means                        , 2008, or the following Business Day is such day is not a Business Day.

          "Mandatory Convertible Preferred Stock" is defined in the preamble to this Agreement.

          "Market Value" is defined in Section 6(i) hereof.

          "Maturing Proceeds" means, with respect to each Dividend Payment Date, the cash proceeds received by the Securities Intermediary upon the maturity of the U.S. Treasuries deposited in the relevant Dividend Collateral Account.

          "Ninth Dividend Payment Date" means                         16, 200  , or the following Business Day if such day is not a Business Day.

          "Obligations" means the Dividend Obligations referred to in Sections 2(a)-(m) hereof.

          "Optional Conversion" is defined in Section 6(e) hereof.

          "Paying Agent" means The Bank of New York acting in its capacity as paying agent for the Pledgor for the Mandatory Convertible Preferred Stock, or its successor.

          "Pledgor" is defined in the preamble to this Agreement.

          "Provisional Conversion" is defined in Section 6(f) hereof.

          "Second Dividend Payment Date" means                         16, 2005, or the following Business Day if such day is not a Business Day.

          "Securities Intermediary" is defined in the preamble to this Agreement.

          "Seventh Dividend Payment Date" means                         16, 200  , or the following Business Day if such day is not a Business Day.

          "Sixth Dividend Payment Date" means                         16, 200  , or the following Business Day if such day is not a Business Day.

          "Surplus Collateral Account" is defined in Section 2(m) hereof.

          "Surplus Shortfall Notice" means, with respect to any Dividend Payment Date, a notice by the Pledgor to the Collateral Agent that (i) in order to be effective, must be received by the Collateral Agent on or prior to the last day of the calendar month preceding the calendar month in which such Dividend Payment Date occurs, (ii) instructs the Collateral Agent not to remit or cause the Securities Intermediary to remit to the Paying Agent on such Dividend Payment Date an amount ("Surplus Shortfall Amount") equal to all or a portion of the Maturing Proceeds and/or the proceeds received by the Securities Intermediary from the sale or liquidation of any Collateral held in the Surplus Collateral Account, and (iii) certifies that the Pledgor's board of directors has determined that the Pledgor does not have sufficient Surplus to pay the Surplus Shortfall Amount described in clause (ii) above as dividends to the Holders.

          "Tenth Dividend Payment Date" means                         16, 200  , or the following Business Day if such day is not a Business Day.

          "Third Dividend Payment Date" means                         16, 2005, or the following Business Day if such day is not a Business Day.

          "Twelfth Dividend Payment Date" means the Mandatory Conversion Date,                          16, 200  , or the following Business Day if such day is not a Business Day.

          "UCC" is defined in Section 5(a) hereof.

          "U.S. Treasuries" is defined in Section 2(a) hereof.

        Capitalized terms used but not otherwise defined herein have the meanings given in the Certificate of Designations.

        SECTION 2.    Pledge and Assignment.    The Pledgor hereby grants to the Collateral Agent for its own benefit and for the benefit of the Holders a security interest in, and express right of setoff against, all of the right, title and interest of the Pledgor in, to and under the following property, whether now owned or existing or hereafter from time to time acquired or coming into existence (collectively, the "Collateral"):

          (a)   to secure the Pledgor's Dividend Obligations with respect to the First Dividend Payment Date, the securities account maintained by the Securities Intermediary and identified in Part I of Exhibit A hereto as Dividend Collateral Account No. 1 (the "Dividend Collateral Account No. 1"); all security entitlements arising from any financial assets credited thereto (including, without limitation, all U.S. Treasury Securities or strips (the "U.S. Treasuries") deposited in Dividend Collateral Account No. 1); all funds held therein or credited thereto; any notes, certificates of deposit, instruments, financial assets or investment property (as each such term is defined in the UCC) held in or credited to Dividend Collateral Account No. 1; and any proceeds (as defined in the UCC) and any interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

          (b)   to secure the Pledgor's Dividend Obligations with respect to the Second Dividend Payment Date, the securities account maintained by the Securities Intermediary and identified in Part I of Exhibit A hereto as Dividend Collateral Account No. 2 (the "Dividend Collateral Account No. 2"); all security entitlements arising from any financial assets credited thereto (including, without limitation, all U.S. Treasuries deposited in Dividend Collateral Account No. 2); all funds held therein or credited thereto; any notes, certificates of deposit, instruments, financial assets or investment property (as each such term is defined in the UCC) held in or credited to Dividend Collateral Account No. 2; and any proceeds (as defined in the UCC) and any interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

          (c)   to secure the Pledgor's Dividend Obligations with respect to the Third Dividend Payment Date, the securities account maintained by the Securities Intermediary and identified in Part I of Exhibit A hereto as Dividend Collateral Account No. 3 (the "Dividend Collateral Account No. 3"); all security entitlements arising from any financial assets credited thereto (including, without limitation, all U.S. Treasuries deposited in Dividend Collateral Account No. 3); all funds held therein or credited thereto; any notes, certificates of deposit, instruments, financial assets or investment property (as each such term is defined in the UCC) held in or credited to Dividend Collateral Account No. 3; and any proceeds (as defined in the UCC) and any interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

          (d)   to secure the Pledgor's Dividend Obligations with respect to the Fourth Dividend Payment Date, the securities account maintained by the Securities Intermediary and identified in Part I of Exhibit A hereto as Dividend Collateral Account No. 4 (the "Dividend Collateral Account No. 4"); all security entitlements arising from any financial assets credited thereto (including, without limitation, all U.S. Treasuries deposited in Dividend Collateral Account No. 4); all funds held therein or credited thereto; any notes, certificates of deposit, instruments, financial assets or investment property (as each such term is defined in the UCC) held in or credited to Dividend Collateral Account No. 4; and any proceeds (as defined in the UCC) and any interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

          (e)   to secure the Pledgor's Dividend Obligations with respect to the Fifth Dividend Payment Date, the securities account maintained by the Securities Intermediary and identified in Part I of Exhibit A hereto as Dividend Collateral Account No. 5 (the "Dividend Collateral Account No. 5"); all security entitlements arising from any financial assets credited thereto (including, without limitation, all U.S. Treasuries deposited in Dividend Collateral Account No. 5); all funds held therein or credited thereto; any notes, certificates of deposit, instruments, financial assets or investment property (as each such term is defined in the UCC) held in or credited to Dividend Collateral Account No. 5; and any proceeds (as defined in the UCC) and any interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

          (f)    to secure the Pledgor's Dividend Obligations with respect to the Sixth Dividend Payment Date, the securities account maintained by the Securities Intermediary and identified in Part I of Exhibit A hereto as Dividend Collateral Account No. 6 (the "Dividend Collateral Account No. 6"); all security entitlements arising from any financial assets credited thereto (including, without limitation, all U.S. Treasuries deposited in Dividend Collateral Account No. 6); all funds held therein or credited thereto; any notes, certificates of deposit, instruments, financial assets or investment property (as each such term is defined in the UCC) held in or credited to Dividend Collateral Account No. 6; and any proceeds (as defined in the UCC) and any interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

          (g)   to secure the Pledgor's Dividend Obligations with respect to the Seventh Dividend Payment Date, the securities account maintained by the Securities Intermediary and identified in Part I of Exhibit A hereto as Dividend Collateral Account No. 7 (the "Dividend Collateral Account No. 7"); all security entitlements arising from any financial assets credited thereto (including, without limitation, all U.S. Treasuries deposited in Dividend Collateral Account No. 7); all funds held therein or credited thereto; any notes, certificates of deposit, instruments, financial assets or investment property (as each such term is defined in the UCC) held in or credited to Dividend Collateral Account No. 7; and any proceeds (as defined in the UCC) and any interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

          (h)   to secure the Pledgor's Dividend Obligations with respect to the Eighth Dividend Payment Date, the securities account maintained by the Securities Intermediary and identified in Part I of Exhibit A hereto as Dividend Collateral Account No. 8 (the "Dividend Collateral Account No. 8"); all security entitlements arising from any financial assets credited thereto

  (including, without limitation, all U.S. Treasuries deposited in Dividend Collateral Account No. 8); all funds held therein or credited thereto; any notes, certificates of deposit, instruments, financial assets or investment property (as each such term is defined in the UCC) held in or credited to Dividend Collateral Account No. 8; and any proceeds (as defined in the UCC) and any interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

          (i)    to secure the Pledgor's Dividend Obligations with respect to the Ninth Dividend Payment Date, the securities account maintained by the Securities Intermediary and identified in Part I of Exhibit A hereto as Dividend Collateral Account No. 9 (the "Dividend Collateral Account No. 9"); all security entitlements arising from any financial assets credited thereto (including, without limitation, all U.S. Treasuries deposited in Dividend Collateral Account No. 9); all funds held therein or credited thereto; any notes, certificates of deposit, instruments, financial assets or investment property (as each such term is defined in the UCC) held in or credited to Dividend Collateral Account No. 9; and any proceeds (as defined in the UCC) and any interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

          (j)    to secure the Pledgor's Dividend Obligations with respect to the Tenth Dividend Payment Date, the securities account maintained by the Securities Intermediary and identified in Part I of Exhibit A hereto as Dividend Collateral Account No. 10 (the "Dividend Collateral Account No. 10"); all security entitlements arising from any financial assets credited thereto (including, without limitation, all U.S. Treasuries deposited in Dividend Collateral Account No. 10); all funds held therein or credited thereto; any notes, certificates of deposit, instruments, financial assets or investment property (as each such term is defined in the UCC) held in or credited to Dividend Collateral Account No. 10; and any proceeds (as defined in the UCC) and any interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

          (k)   to secure the Pledgor's Dividend Obligations with respect to the Eleventh Dividend Payment Date, the securities account maintained by the Securities Intermediary and identified in Part I of Exhibit A hereto as Dividend Collateral Account No. 11 (the "Dividend Collateral Account No. 11"); all security entitlements arising from any financial assets credited thereto (including, without limitation, all U.S. Treasuries deposited in Dividend Collateral Account No. 11); all funds held therein or credited thereto; any notes, certificates of deposit, instruments, financial assets or investment property (as each such term is defined in the UCC) held in or credited to Dividend Collateral Account No. 11; and any proceeds (as defined in the UCC) and any interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

          (l)    to secure the Pledgor's Dividend Obligations with respect to the Twelfth Dividend Payment Date, the securities account maintained by the Securities Intermediary and identified in Part I of Exhibit A hereto as Dividend Collateral Account No. 12 (the "Dividend Collateral Account No. 12" and together with Dividend Collateral Account No. 1, Dividend Collateral Account No. 2, Dividend Collateral Account No. 3, Dividend Collateral Account No. 4, Dividend Collateral Account No. 5, Dividend Collateral Account No. 6, Dividend Collateral Account No. 7, Dividend Collateral Account No. 8, Dividend Collateral Account No.9, Dividend Collateral Account No. 10 and Dividend Collateral Account No. 11, the "Dividend Collateral Accounts"); all security entitlements arising from any financial assets credited thereto (including, without limitation, all U.S. Treasuries deposited in Dividend Collateral Account No. 12); all funds held therein or credited thereto; any notes, certificates of deposit, instruments, financial assets or investment property (as each such term is defined in the UCC) held in or credited to Dividend Collateral Account No. 12; and any proceeds (as defined in the UCC) and any interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; and

          (m)  to secure all Obligations, the securities account identified in Part II of Exhibit A hereto (the "Surplus Collateral Account" and, together with the Dividend Collateral Accounts, the "Collateral Accounts"), all security entitlements arising from any financial assets credited thereto (including, without limitation, all U.S. Treasuries deposited in the Surplus Collateral Account); all funds held therein or credited thereto; any notes, certificates of deposit, instruments, financial assets or investment property (as each such term is defined in the UCC) held in or credited to the Surplus Collateral Account; and any proceeds (as defined in the UCC) and any interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

        SECTION 3.    Deposit of U.S. Treasuries.    The Securities Intermediary agrees to deposit in or credit to each Dividend Collateral Account U.S. Treasuries bearing such CUSIP number, of such maturity and as otherwise described in Part I of Exhibit A hereto in the row corresponding to the relevant Dividend Collateral Account.

        SECTION 4.    Delivery of the Collateral.    The U.S. Treasuries and cash, if any, representing or evidencing the Collateral or any portion thereof shall be delivered to the Collateral Agent and deposited and held in the Collateral Accounts on behalf of the Collateral Agent pursuant hereto as set forth in Exhibit A hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time in its discretion following the occurrence and during the continuance of an Event of Default and without notice to the Pledgor, to transfer to or register in the name of the Collateral Agent or any of its nominees any or all of the Collateral. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations that in the aggregate represent or evidence the same amount of Collateral. In the event the Collateral Agent receives notice of any discretionary corporate action in respect of the Collateral, including, without limitation, the solicitation of a vote in respect of the Collateral, the Collateral Agent shall request written instructions from the Pledgor, signed by a person designated by the Pledgor in an Incumbency Certificate substantially in the form attached hereto as Exhibit B as authorized to act on its behalf in respect of this Agreement (each such person, an "Authorized Person of the Pledgor") in respect of such corporate action and shall use commercially reasonable efforts to act upon such instructions. In the absence of such instructions, the Collateral Agent shall not be obligated to take any action in respect of the discretionary corporate action affecting the Collateral, and does not, and shall not be deemed to, assume any responsibility or incur any liability for any act or failure to act with respect to any discretionary corporate action affecting the Collateral. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent will take action in respect of a discretionary corporate action affecting the Collateral only upon receipt of instructions from the holders of a majority of the Mandatory Convertible Preferred Stock outstanding at the time of such action. The Collateral Agent does not, and shall not be deemed to, assume any responsibility to monitor any discretionary corporate actions affecting the Collateral. The Collateral Agent shall have no duty to solicit the delivery of any property into the Collateral Accounts.

        SECTION 5.    Maintaining the Collateral Account.

        (a)   The Pledgor shall cause the Securities Intermediary, and the Securities Intermediary agrees, to maintain the Collateral Accounts under the sole control and dominion of the Collateral Agent, and with regard to the Collateral Account the Securities Intermediary will act solely upon any entitlement orders (as defined in Section 8-102(a)(8) of the Uniform Commercial Code as in effect on the date hereof in the State of New York (the "UCC")) or any instructions directing the disposition of funds that in each case are received from the Collateral Agent acting for the benefit of itself and the Holders;

        (b)   The Securities Intermediary hereby agrees that it shall at all times (i) act as a "securities intermediary" (within the meaning of Section 8-102(a)(14) of the UCC) in maintaining the Collateral Accounts, (ii) hold and maintain each Collateral Account as a "securities account" (within the meaning of Section 8.501(a) of the UCC), (iii) identify the Collateral Agent in its records as the "entitlement holder" (within the meaning of Section 8-102(a)(7) of the UCC) of the security entitlements carried in the Collateral Accounts, (iv) identify as being credited to the Collateral Accounts each financial asset maintained in the Collateral Accounts, (v) hold and treat all property credited by the Securities Intermediary to the Collateral Accounts as financial assets under Article 8 of the UCC, (vi) not identify in its records any person as entitlement holder with respect to any Collateral Account (or any security entitlement therein) other than the Collateral Agent, and (vii) agree not to comply with entitlement orders of any person or entity with respect to any Collateral Account (or any security entitlement therein), except the Collateral Agent.

        (c)   It shall be a term and condition of the Collateral Accounts, notwithstanding any term or condition to the contrary in any other agreement relating to the Collateral Accounts and except as otherwise provided by the provisions of Sections 6 (Distributions/Income), 7 (Taxes), 14 (Remedies upon Default), 15 (Fees; Expenses), and 18 (Continuing Security Interest; Assignments) hereof that no amount (including interest on the Collateral Accounts) shall be paid or released from the Collateral Accounts to or for the account of, or withdrawn from the Collateral Accounts by or for the account of, the Pledgor or any other person or entity other than the Collateral Agent;

        (d)   The Securities Intermediary agrees that it shall not change the account name or number of any of the Collateral Accounts without prior written consent of the Collateral Agent; and

        (e)   The parties hereto acknowledge and agree that each of the Collateral Accounts is a securities account as such term is set forth in the UCC.

        SECTION 6.    Distributions/Income

        (a)   Subject to Section 6(b) and 6(c) below, the Collateral Agent hereby instructs the Securities Intermediary to remit to the Paying Agent on each Dividend Payment Date prior to 10 a.m. New York City time on such day all the Maturing Proceeds received by the Securities Intermediary on such date in order to allow payment of dividends to be made by the Paying Agent to the Holders.

        (b)   If the Collateral Agent receives a Collateral Release Request duly executed by the Pledgor and the Paying Agent not later than the close of business on the third Business Day preceding any Dividend Payment Date, then the Collateral Agent shall instruct the Securities Intermediary to transfer the Maturing Proceeds received by the Securities Intermediary on such Dividend Payment Date to the Pledgor as promptly as practicable but in any event no later than two Business Days after such Dividend Payment Date, provided that the Paying Agent has notified the Securities Intermediary that the dividends payable on such Dividend Payment Date have been paid and provided further that no Event of Default has occurred and is continuing on the day such funds are to be transferred to the Pledgor to the knowledge of the Collateral Agent and/or the Securities Intermediary.

        (c)   If the Collateral Agent receives a Surplus Shortfall Notice, then the Collateral Agent shall instruct the Securities Intermediary to invest the Maturing Proceeds received by the Securities Intermediary on the Dividend Payment Date in an amount equal to the Surplus Shortfall Amount stated in such notice immediately following receipt of such notice in accordance with Section 6(j) and deposit and hold such investments as Collateral in the Surplus Collateral Account. The Pledgor agrees that any Surplus Shortfall Notice shall be effective with respect to only one Dividend Payment Date, and that the Collateral Agent shall comply with the other provisions of this Section 6 as applicable with respect to any Dividend Payment Dates that occur after the Dividend Payment Date that is the subject of such Surplus Shortfall Notice, unless the Pledgor delivers a separate Surplus Shortfall Notice to the Collateral Agent with respect to any such subsequent Dividend Payment Date.

        (d)   With respect to the first Dividend Payment Date that occurs following the deposit of any Collateral into the Surplus Collateral Account, the Collateral Agent shall, unless it has received a separate Surplus Shortfall Notice from the Pledgor with respect to such Dividend Payment Date, instruct the Securities Intermediary to take such actions as are necessary to sell and/or liquidate any Collateral held in the Surplus Collateral Account not later than the close of business on the first Business Day preceding such Dividend Payment Date and remit all the proceeds of such sale or liquidation to the Paying Agent on such Dividend Payment Date in order to allow payment to be made by the Paying Agent to each Holder of cash equal to such Holder's pro rata share at such time of such proceeds provided, however, that the Securities Intermediary shall not remit to the Paying Agent, and it shall instead pay over promptly to the Pledgor, any amount of such proceeds in excess of the full unpaid, accrued and cumulated dividends to which the Holders are entitled to receive on such Dividend Payment Date pursuant to the Certificate of Designations. In no instance shall the Collateral Agent be required to calculate such Holder's pro rata share or any amounts in excess of such dividend to be paid to the Pledgor.

        (e)   The Pledgor shall notify the Collateral Agent of any conversion at the option of the Holder (an "Optional Conversion") before the Mandatory Conversion Date pursuant to Section 8 or 10 of the Certificate of Designations and, unless it has previously received a separate Surplus Shortfall Notice from the Pledgor that continues to be in effect with respect to Dividend Obligations that have not been satisfied, upon receipt of such notice the Collateral Agent shall instruct the Securities Intermediary to promptly release to the Pledgor the amount or number of U.S. Treasuries deposited in the Collateral Accounts that upon their respective maturities would provide funds sufficient to pay all dividends that would have been payable on the number of shares converted pursuant to such Optional Conversion on Dividend Payment Dates occurring after such Optional Conversion. Any notice of an Optional Conversion provided by the Pledgor to the Collateral Agent shall include the amount to be paid to the Pledgor. In no instance shall the Collateral Agent be required to calculate such dividend amount.

        (f)    The Pledgor shall notify the Collateral Agent of any conversion at the option of the Pledgor (a "Provisional Conversion") before the Mandatory Conversion Date pursuant to Section 9 of the Certificate of Designations and upon receipt of such notice the Collateral Agent shall promptly instruct the Securities Intermediary to sell all the Collateral then held in the Collateral Accounts and remit all proceeds from such sale to the Paying Agent in order to allow payment to be made by the Paying Agent to each Holder of cash equal to the Market Value at that time of such Holder's pro rata share of the Collateral that was so sold in accordance with the Certificate of Designations. Any notice of a Provisional Conversion provided by the Pledgor to the Collateral Agent shall include the amount to be paid to the Paying Agent. In no instance shall the Collateral Agent be required to calculate such Holder's pro rata share.

        (g)   On or after the Mandatory Conversion Date, the Pledgor shall notify the Collateral Agent if the Pledgor has delivered any shares of Common Stock to the Holders on the Mandatory Conversion Date pursuant to Section 7(d) of the Certificate of Designations in order to satisfy the Pledgor's obligations to pay accrued, cumulated and unpaid dividends on the Mandatory Convertible Preferred Stock. Such notice shall specify the total number of such shares of Common Stock as well the aggregate amount of the accrued, cumulated and unpaid dividends satisfied thereby ("Dividend Satisfaction Amount"). Upon receiving the foregoing notice, the Collateral Agent shall instruct the Securities Intermediary to promptly release to the Pledgor Collateral in an amount equal to the Dividend Satisfaction Amount.

        (h)   Upon the release of any Collateral or proceeds thereof by the Collateral Agent and/or the Securities Intermediary in accordance with the terms of this Agreement, the lien and security interest of the Collateral Agent on such Collateral or proceeds thereof shall be automatically released without further action by any party.

        (i)    For purposes of this Section 6, "Market Value" shall mean in respect of any U.S. Treasuries actually sold by the Securities Intermediary upon receiving instructions from the Collateral Agent, the net proceeds to the Collateral Agent from the sale of such U.S. Treasuries.

        (j)    Any income, proceeds or payments received by the Collateral Agent in respect of the Collateral, and any Maturing Proceeds required to be invested following the receipt of a Surplus Shortfall Notice by the Collateral Agent, shall be invested by the Collateral Agent or the Securities Intermediary acting upon instructions from the Collateral Agent promptly after receipt in                        , or any other money market fund(s) investing exclusively in U.S. government securities at the instruction of the Pledgor and shall be credited to the Collateral Account. The parties hereto agree that all property (other than cash) referred to in this Section 6 and held in the Collateral Accounts shall be treated as financial assets under Article 8 of the UCC. Any income and other proceeds received on such investment and reinvestment shall become part of the Collateral. The Collateral Agent shall have the power to sell or liquidate the foregoing investments whenever required or permitted to make distributions in accordance with the terms of this Agreement.

        If at any time such investment or reinvestment of the Collateral cannot be made (i.e., on account of the unavailability of the investment vehicle, the late receipt of funds, etc.), the Collateral shall remain un-invested and the Collateral Agent shall not incur any liability for interest or income thereon. The Collateral Agent shall not have any responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Collateral. Any investment described herein may be executed through an affiliated broker or dealer of the Collateral Agent and such broker or dealer, along with the Collateral Agent, shall be entitled to its usual and customary fee which shall be paid by the Pledgor with funds other than from the Collateral. It is agreed and understood that, as may be agreed in writing between the Collateral Agent and the Pledgor, the Collateral Agent may earn fees associated with the investment(s) outlined above which shall be paid by the Pledgor with funds other than from the Collateral.

        SECTION 7.    Taxes.    The Pledgor shall pay or reimburse the Collateral Agent upon request for any transfer taxes or other taxes relating to the Collateral incurred in connection herewith and shall indemnify and hold harmless the Collateral Agent from any amounts that it is obligated to pay in the way of such taxes. The Collateral Agent shall report the income earned on any of the Collateral to the U.S. Internal Revenue Service as earned by the Pledgor. The Pledgor shall provide to the Collateral Agent the appropriate Form W-9 certifying to the Collateral Agent the depositor's Tax Identification Number. This Section 7 shall survive notwithstanding termination of this Agreement or resignation or removal of the Collateral Agent.

        SECTION 8.    Representations and Warranties.    The Pledgor represents and warrants as follows:

          (a)   The Pledgor is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

          (b)   The pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral in favor of the Collateral Agent for its benefit and for the benefit of the Holders, securing the payment of the Obligations.

          (c)   Except for the filing of any relevant UCC financing statements, on the date hereof, no consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge and assignment by the Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest), (iii) for the exercise by the Collateral Agent of its rights and remedies hereunder, or (iv) for the exercise by the Collateral Agent of its rights and remedies hereunder.

          (d)   There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

          (e)   The Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

          (f)    The execution, delivery and performance by the Pledgor of this Agreement and the transactions contemplated hereby are within the Pledgor's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Pledgor's certificate of incorporation or by-laws, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, or (iii) conflict with or result in the breach of, or constitute a default under, any material contract or instrument binding on or affecting the Pledgor or any of its properties.

          (g)   This Agreement is the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditor's rights, and (ii) the application of general principles of equity (regardless of which such enforceability is considered in a proceeding in equity or at law).

        SECTION 9.    Further Assurances.    The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may reasonably request in writing, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

        SECTION 10.    Transfers and Other Liens.    The Pledgor agrees that it will not (a) sell, assign by operation of law or otherwise (except upon a merger, consolidation or similar transaction), or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (b) create or permit to exist any consensual lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement.

        SECTION 11.    Collateral Agent Appointed Attorney-in-Fact.    The Pledgor hereby appoints the Collateral Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent's discretion to take any action, and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof.

        SECTION 12.    Secured Party May Perform.    If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the holders and beneficial owners of the Mandatory Convertible Preferred Stock incurred in connection therewith shall be payable by the Pledgor under Section 15 hereof.

        SECTION 13.    The Collateral Agent's Duties.    The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interest in the Collateral and shall not impose any fiduciary duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral, including but not limited to, the bringing of any action against the Pledgor on behalf of the Secured Party. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Collateral Agent may consult with legal counsel of its own choosing at the expense of the Pledgor as to any matter relating to this Agreement, and Collateral Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel. Collateral Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Collateral Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility). The Collateral Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Collateral Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from Pledgor or any Authorized Person of the Pledgor contemplated by this Agreement, and from any registrar or transfer agent for the Mandatory Convertible Preferred Stock, provided that such instruction, notice, demand, certificate or document complies in all material respects with the provisions hereof, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (iii) for the acts or omissions of any nominees, correspondents, designees, agents, subagents or subcustodians chosen by it, (iv) for the investment or reinvestment of any cash held by it hereunder, in each case in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Collateral, or any loss of interest incident to any such delays, or (v) for an amount in excess of the value of the Collateral, valued as of the date of deposit, but only to the extent of direct money damages.

        SECTION 14.    Remedies upon Default.    If a responsible officer of the agency and trust group of the Collateral Agent has actual knowledge that any Event of Default has occurred and is continuing:

          (a)   The Collateral Agent shall immediately foreclose upon the Collateral and distribute proceeds of all or any part of the Collateral Accounts against the Obligations or any part thereof in accordance with applicable law, except to the extent that the Pledgor notifies the Collateral Agent that the Pledgor's Board of Directors has determined that the Pledgor does not have adequate Surplus with respect to the satisfaction of such Obligations.

          (b)   The Collateral Agent may also exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral).

        SECTION 15.    Fees; Expenses.    The Pledgor will pay to the Collateral Agent and the Securities Intermediary in accordance with the terms of the Fee Letter attached hereto as Exhibit D hereto (the "Fee Letter") compensation for all services rendered by the Collateral Agent and the Securities Intermediary hereunder. In addition, the Pledgor will upon demand pay to the Collateral Agent and the Securities Intermediary the amount of any and all reasonable fees and expenses, including the reasonable fees and expenses of their respective counsel and of any experts and agents, which the Collateral Agent and the Securities Intermediary may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the investment or reinvestment of any income, proceeds or payments in respect of the Collateral received by the Collateral Agent and/or Securities Intermediary pursuant to the terms of this Agreement, (d) the exercise or enforcement of any of the rights of the Collateral Agent and Securities Intermediary hereunder or (e) the failure by the Pledgor to perform or observe any of the provisions hereof. It is understood that the compensation of the Collateral Agent and the Securities Intermediary may be reasonably adjusted from time to time to conform with their current guidelines (including, without limitation, fees, expenses and disbursements of counsel). The Collateral Agent and the Securities Intermediary shall look solely to the Pledgor for payment of their respective costs, fees and expenses and shall not have any right to reimburse themselves for any fees or expenses from the Collateral and may not sell, convey or otherwise dispose of any Collateral for such purpose. The rights of the Collateral Agent and Securities Intermediary to payment under this Section 15 shall survive notwithstanding the termination of this Agreement or the resignation or removal of the Collateral Agent or the Securities Intermediary.

        SECTION 16.    Amendments, Etc.    No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor from the terms hereof, shall in any event be effective, unless the same shall be in writing and signed by each of the Collateral Agent, the Securities Intermediary and the Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The Pledgor, the Securities Intermediary and the Collateral Agent may amend this Agreement without the consent or approval of any holder or beneficial owner of the Mandatory Convertible Preferred Stock for the purposes of (a) adding to the securities at any time held in the Collateral Accounts, (b) adding to the property at any time constituting the Collateral, (c) adding to the Pledgor's covenants or obligations under this Agreement for the benefit of the Securities Intermediary and the Collateral Agent, (d) surrendering any right or power conferred upon the Pledgor by this Agreement, (e) providing for the assumption of the Pledgor's obligations under this Agreement in the case of a merger, consolidation, conveyance, transfer or lease, to the extent such assumption is permitted under the terms of the Mandatory Convertible Preferred Stock, (f) curing any ambiguity or correcting or supplementing any defective provision contained in this Agreement; provided that such modification or amendment does not, in the good faith opinion of the Collateral Agent, materially and adversely affect the rights or interests of any holder of the Mandatory Convertible Preferred Stock in any respect; and (g) adding or modifying any other provisions which the Pledgor, the Securities Intermediary and the Collateral Agent may deem necessary or desirable and which will not materially and adversely affect the interests of any holder of the Mandatory Convertible Preferred Stock in any respect in the good faith opinion of the Collateral Agent. Notwithstanding anything contained in this Agreement or any other document, instrument or agreement to the contrary, no amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor from the terms hereof, which materially and adversely affects the rights or interests of any holder of the Mandatory Convertible Preferred Stock, shall be effective for any purpose unless consented to or approved by holders of at least two-thirds of the shares of Mandatory Convertible Preferred Stock outstanding. The Collateral Agent and the Securities Intermediary shall not, and shall not be obligated to sign any amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor from the terms hereof unless they shall have received a satisfactory officer's certificate of the Pledgor and upon which they may rely stating that (i) the terms of the amendment, waiver or consent do not and will not materially and adversely affect the rights or interests of any holder or beneficial owner of the Mandatory Convertible Preferred Stock, or (ii) the terms of the amendment, waiver or consent has been consented to or approved by holders of at least two-thirds of the shares of Mandatory Convertible Preferred Stock outstanding in a manner fully compliant with applicable law and the provisions of the Certificate of Designations. The Collateral Agent and the Securities Intermediary shall be fully protected in relying, and shall not incur any liability whatsoever on account of their reliance, on such officer's certificate. All costs and expenses of counsel relating to the preparation and review of such opinion shall be borne by the Pledgor.

        SECTION 17.    Addresses for Notices.    Any notice or other communication required or permitted under this Agreement shall be in writing in the English language and shall be deemed to have been duly given (i) five (5) business days following deposit in the mails if sent by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by successful transmission, (iii) when delivered, if delivered personally to the intended recipient and (iv) three (3) business days following deposit with a nationally recognized overnight courier service, in each case addressed as follows:

  if to the Pledgor, to:

  Huntsman Corporation
  500 Huntsman Way
  Salt Lake City, Utah 84108
  Phone: (801) 584-5700
  Facsimile: (801) 584-5788
  Attention: Secretary

  with a copy (which shall not constitute notice) to:

  Vinson & Elkins L.L.P.
  1001 Fannin, Suite 2300
  Houston, Texas 77002
  Phone: (713) 758-2194
  Facsimile: (713) 615-5660
  Attention: Jeffery B. Floyd

  If to the Securities Intermediary and/or the Collateral Agent:

  Citibank, N.A. Agency & Trust
  [388 Greenwich Street, 14th Floor]
  [New York, NY 10013]
  Phone: 212-816-5859
  Facsimile Secured: 212-657-2762
  Attention: Huntsman Corporation Collateral Agency

  with a copy (which shall not constitute notice) to:

  Nixon Peabody LLP
  100 Summer Street
  Boston, MA 02110
  Phone: 617.345.1203
  Facsimile: 866.244.1539
  Attention: Huntsman Corporation Collateral Agency

or such other address or number as shall be furnished in writing by any such party.

        SECTION 18.    Continuing Security Interest; Assignments.    This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Obligations and all other amounts payable under this Agreement, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Collateral Agent and its successors, transferees and assigns. Upon the payment in full of the Obligations and all other amounts payable under this Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Collateral Agent will, upon receipt of an Officer's Certificate of the Pledgor specifying that the all of the Obligations and all other amounts payable hereunder have been paid in full, cause the Security Intermediary to return to the Pledgor such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

        SECTION 19.    Governing Law; Terms.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including for such purpose Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York), without regard to conflicts of law rules that would result in a different governing law. Unless otherwise defined herein, terms defined in Articles 8 and 9 of the UCC are used herein as therein defined. The parties agree that New York is the "securities intermediary's jurisdiction" for all purposes hereof and of Articles 8 and 9 of the UCC.

        SECTION 20.    WAIVER OF JURY TRIAL.    EACH OF THE PLEDGOR, THE SECURITIES INTERMEDIARY AND THE COLLATERAL AGENT IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

        SECTION 21.    Indemnification.    Pledgor shall be liable for and shall reimburse and indemnify each of the Securities Intermediary and the Collateral Agent and its employees, officers and directors and hold each of the Securities Intermediary and the Collateral Agent and its employees, officers and directors harmless from and against any and all claims, losses, actions, liabilities, costs, damages or expenses (including reasonable attorneys' fees and expenses) (collectively "Losses") arising from or in connection with its administration of this Agreement, except for any such losses arising from their gross negligence or willful misconduct. In addition, when the Collateral Agent acts on any information, instructions, certificates, communications (including, but not limited, communications with respect to the wire transfer of funds), sent by facsimile, the Collateral Agent, absent gross negligence or willful misconduct, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the Pledgor or is not in the form the Pledgor sent or intended to send (whether due to fraud, distortion or otherwise). The Pledgor shall indemnify the Collateral Agent and its employees, officers and directors against any Losses it may incur with its acting in accordance with any such communication. This Section 21 shall survive notwithstanding the termination of this Agreement or the resignation or removal of the Collateral Agent or the Securities Intermediary.

        SECTION 22.    Ambiguity; Dispute.    (a) In the event of any ambiguity or uncertainty hereunder or in any notice, certificate, instruction or other communication received by the Collateral Agent hereunder, the Collateral Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Collateral, unless the Collateral Agent receives written instructions, signed by an Authorized Person of the Pledgor, or an opinion of counsel of the Pledgor reasonably satisfactory to it which eliminates such ambiguity or uncertainty.

        (b)   In the event of any dispute between or conflicting claims by or among the Pledgor and/or the Collateral Agent and/or any other person or entity with respect to any Collateral, the Collateral Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Collateral so long as such dispute or conflict shall continue, and Collateral Agent shall not be or become liable in any way to the Pledgor or the Holders for failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Collateral Agent or (ii) the Collateral Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to the Collateral Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been perfected. The Collateral Agent shall act on such court order and legal opinions without further question. The Collateral Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed an Obligation of the Pledgor.

        SECTION 23.    Appointment.    By accepting, purchasing and holding any of the Mandatory Convertible Preferred Stock, the Holders have appointed Citibank, N.A. to act as Collateral Agent and Citibank, N.A. has accepted such appointment and designation, in each case, solely in accordance with the terms and conditions of this Agreement.

        SECTION 24.    Resignation.    (a) Each of the Collateral Agent and the Securities Intermediary may resign at any time by giving the Pledgor thirty (30) calendar days' prior written notice thereof.

        (b)   Within thirty (30) calendar days after giving the foregoing notice of resignation to the Pledgor, the Collateral Agent or the Securities Intermediary that gave such notice, as the case may be, shall appoint a successor Collateral Agent or Securities Intermediary, as applicable. If a successor Collateral Agent and/or Securities Intermediary has not accepted such appointment by the end of such 30-day period, the Collateral Agent and/or the Securities Intermediary may, in its sole discretion, (i) request the holders of a majority of the outstanding shares of the Mandatory Convertible Preferred Stock to appoint an agent to receive and hold the Collateral and, upon such appointment, transfer the Collateral to such agent, and/or (ii) apply to a court of competent jurisdiction for the appointment of a successor Collateral Agent and/or Securities Intermediary or for other appropriate relief. All the costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Collateral Agent and/or the Securities Intermediary in connection with such proceeding shall be paid by, and be deemed an Obligation of, the Pledgor. The resignation of the Collateral Agent or the Securities Intermediary shall be effective only when a successor Collateral Agent or Securities Intermediary has accepted its appointment in accordance with Section 26.

        SECTION 25.    Removal.    (a) In case at any time any of the following shall occur:

            (i)  the Collateral Agent or the Securities Intermediary shall fail to comply with the provisions of this Agreement in any material respect; or

           (ii)  the Collateral Agent or the Securities Intermediary shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver or liquidator of the Collateral Agent or the Securities Intermediary or of its property shall be appointed, or any public officer shall take charge or control of the Collateral Agent or the Securities Intermediary or of its properties or affairs for the purposes of rehabilitation, conservation or liquidation.

then, in any such case, the holders of a majority of the outstanding shares of the Mandatory Convertible Preferred Stock may remove the Collateral Agent and/or the Securities Intermediary and appoint a successor collateral agent or successor securities intermediary, as applicable. Any removal of the Collateral Agent and/or the Securities Intermediary and any appointment of a successor collateral agent or successor securities intermediary, as applicable, pursuant to this Section 25 shall become effective upon acceptance of appointment by the successor collateral agent or successor securities intermediary, as applicable, as provided in Section 26 hereof.

        SECTION 26.    Appointment of Successor.    Upon the resignation or removal of the Collateral Agent and/or Securities Intermediary pursuant to Sections 24 or 25, as the case may be:

          (a)   Any successor Collateral Agent or successor Securities Intermediary, as applicable, appointed as provided in Sections 24 or 25 shall execute and deliver to the Pledgor and to its predecessor Collateral Agent and/or Securities Intermediary an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Collateral Agent and/or the Securities Intermediary shall become effective and such successor Collateral Agent or successor Securities Intermediary, as applicable, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Collateral Agent and/or the Securities Intermediary hereunder.

          (b)   In the case of the appointment of a successor Securities Intermediary, the predecessor Securities Intermediary shall deliver the Collateral then held hereunder to the successor Securities Intermediary. The foregoing delivery shall be without prejudice to the predecessor Securities Intermediary's right to reimbursed by, and recover from, the Pledgor, the fees, costs and expenses or other obligations owed to the predecessor Securities Intermediary pursuant to the terms of this Agreement.

          (c)   Upon delivery of the Collateral to the successor Securities Intermediary, the predecessor Securities Intermediary shall have no further duties, responsibilities or obligations with respect to the Collateral or under this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first written above.

HUNTSMAN CORPORATION

By	Name: Title:

CITIBANK, N.A., in its capacity as Collateral Agent

By	Name: Title:

CITIBANK, N.A., in its capacity as Securities Intermediary

By	Name: Title:

EXHIBIT A

Part I

        The U.S. Treasury Securities described below have been delivered to the Collateral Agent by the Pledgor as Collateral to be deposited in each of the Dividend Collateral Accounts identified in the first column below in accordance with the Agreement.

        The U.S. Treasury Securities deposited in each Dividend Collateral Account secure the Pledgor's obligations to pay on each Dividend Payment Date identified in the second column below the amount of dividends on its Mandatory Convertible Preferred Stock set forth in the third column below.

Dividend Collateral Account Name and Number	Dividend Payment Date	Dividend Amount	CUSIP # of U.S. Treasury Strip	Maturity Date	Ask Yield	Offer Price

Part II

        Surplus Collateral Account No.                   to be maintained by the Securities Intermediary.

Exhibit B

Form of Incumbency Certificate

HUNTSMAN CORPORATION INCUMBENCY CERTIFICATE

        The undersigned certifies that he/she is the                        of Huntsman Corporation, a Delaware corporation (the "Company"), and as such he/she is authorized to execute this certificate and further certifies that the following persons have been elected or appointed, are qualified, and are now acting as officers of the Company in the capacity or capacities indicated below, and that the signatures set forth opposite their respective names are their true and genuine signatures. He/she further certifies that any of the persons listed below are authorized jointly to sign agreements with regard to any matters pertaining to the Pledge, Assignment and Collateral Agency Agreement dated as of            , 2005 and the appointment of Citibank, N.A. as the Collateral Agent thereunder:

Name	Title	Phone	Signature

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the Company this        day of                        , 20    .

By
Name: Title:

Call-Back Authorized Individuals:

        The below listed persons (must list at least two individuals) have been designated Call-Back Authorized Individuals of the Company and will be notified by Citibank, N.A. upon the release of Collateral from the Collateral Accounts unless an original "Standing or Predefined Instruction" letter is on file with the Collateral Agent.

Name	Phone

EXHIBIT C

COLLATERAL RELEASE FORM

        The undersigned certifies that he/she is the                        of Huntsman Corporation, a Delaware corporation (the "Company"), and as such he/she is authorized to execute this request and further certifies that the Company has transferred an amount in cash (as noted below) to the Paying Agent equal to the aggregate amount of dividends payable on the Mandatory Convertible Preferred Stock on the Divided Payment Date noted below.

        The Pledgor hereby requests, pursuant to Section 6(b) of the Pledge, Assignment and Collateral Agency Agreement dated as of                        , 2005 that the Collateral Agent instruct the Securities Intermediary to transfer to the Pledgor the Maturing Proceeds received by the Securities Intermediary from the Dividend Collateral Account noted below as provided in the same Section 6(b).

Dividend Payment Date	Amount Transferred to Paying Agent	Dividend Collateral Account Name and Number
/
HUNTSMAN CORPORATION

By:	Name: Title: Date:

        The undersigned certifies that he/she is the                        of The Bank of New York, the Paying Agent for the Pledgor, and as such he/she is authorized to certify this Acknowledgement. He/She further certifies and confirms that the Paying Agent has received on                        the amount in cash from the Company noted above and such amount is equal to the aggregate amount of dividends payable on the Mandatory Convertible Stock on the Dividend Payment Date noted above. The undersigned further confirms that the Pledgor has given instructions to pay such amount on the Dividend Payment Date to the Holders of the Mandatory Convertible Preferred Stock and we will do so.

The Bank of New York, in its capacity as Paying Agent

By:	Name: Title: Date:

Exhibit D

CITIBANK, N.A.

SCHEDULE OF FEES
FOR SERVICES AS COLLATERAL AGENT
for
Mandatory Convertible Preferred Stock issued by Huntsman Corporation
                        , 2005

Acceptance Fee—Collateral Agent:

        To cover the acceptance of the appointment under the Pledge, Assignment and Collateral Agency Agreement ("Collateral Agreement"), the study of the Collateral Agreement and the supporting documents submitted in connection with the execution and delivery thereof, communication with other members of the working group, attendance at closing in New York:

Acceptance Fee—Paying Agent:

        To cover the acceptance of the appointment under the Collateral Agreement, the study of the Collateral Agreement and the supporting documents submitted in connection with the execution and delivery thereof, communication with other members of the working group, attendance at closing in New York:

Annual Administration Fee—Collateral Agency:

        To cover the normal administrative functions of the Collateral Agent under the documents, our duties include the administration of the Collateral Accounts under the Collateral Agreement and the supporting documents, including generation of monthly reports, daily transaction confirmations, administration of the accounts under the Collateral Agreement:

Annual Administration Fee—Paying Agency:

        To cover the normal administrative functions of the Collateral Agent under the documents, our duties include the administration of the Collateral Accounts under the Collateral Agreement and the supporting documents, including generation of monthly reports, daily transaction confirmations, administration of the accounts under the Collateral Agreement:

Transaction Fees:

        $            per wire for settlement of early conversions, as and when they occur. These transaction fees are waived if funds are invested in an approved Money Market Mutual Fund. Information regarding various funds can be provided upon request.

Legal Fees:

        To cover review of legal documents by outside counsel on behalf of Citibank, N.A.:

        AT COST

Schedule Assumption:

  •
  Subject to internal approval and satisfactory review of the documentation;

  •
  Documentation under New York law;

  •
  Fees are net of applicable Stamp and/or VAT tax.

        The above schedule of fees does not include charges for out-of-pocket expenses or for any services of an extraordinary nature that we or our legal counsel may be called upon from time to time to perform in either an agency or fiduciary capacity, nor does it include the fees of our legal counsel. Fees are also subject to satisfactory review of the documentation, and we reserve the right to modify them should the characteristics of the transaction change. Our participation in this transaction is subject to internal approval. The acceptance fee is payable upon execution of this document. Indemnification for the corporate trust appointment will be provided by the sponsor(s)/parent company. Should this schedule of fees be accepted and agreed upon and work commenced on this transaction but subsequently halted, the applicable Acceptance Fee(s) and legal fees incurred, if any, will still be payable in full. This Fee Schedule is offered for, and applicable to the program cited on page one only, and is guaranteed for sixty days from the date on this proposal. After sixty (60) days, this offer can be extended in writing only.

Signed:		Agreed and Accepted:
CITIBANK, N.A.		HUNTSMAN CORPORATION

By	Name: Title:	By	Name: Title:

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PLEDGE, ASSIGNMENT AND COLLATERAL AGENCY AGREEMENT